Exhibit 99.2

Written Statement of the Chief Financial Officer
Pursuant to 18 U.S.C. Sect. 1350

Solely for the purposes of complying with 18 U.S.C. Section1350, I, Timothy M. Wood, Vice President and Chief Financial Officer of The Manitowoc Company, Inc. (the "Company"), hereby certify, based on my knowledge, that the Annual Report of the Company on Form 10-K for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2003	/s/ Timothy M. Wood
Timothy M. Wood
Vice President and Chief Financial Officer

This certification accompanies this Report pursuant to section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.